Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No.: 333-240863) of our report dated April 29, 2021 relating to the consolidated financial statements of WiMi Hologram Cloud Inc. and subsidiaries as of December 31, 2020 and 2019 and for each of the years in the three-year period ended December 31, 2020, which is included in this annual report on Form 20-F.

/s/ Friedman LLP

New York, New York

April 29, 2021